Press Release

RLJ Lodging Trust Reports First Quarter 2024 Results

Q1 RevPAR increased 1.0% above 2023
Adjusted FFO per diluted share of $0.33
Expanded conversion pipeline by acquiring Wyndham Boston Beacon Hill

Bethesda, MD, May 1, 2024 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2024.

Highlights
•Portfolio Comparable RevPAR of $137.88; an increase of 1.0% from last year
•Total Revenue of $324.4 million; an increase of 3.1% from last year
•Net income of $4.7 million
•Comparable Hotel EBITDA of $88.9 million
•Adjusted EBITDA of $79.6 million
•Adjusted FFO per diluted common share and unit of $0.33
•Addressed all 2024 debt maturities

“Our first quarter RevPAR growth came in line with our expectations given the holiday shift and we once again exceeded the industry while gaining market share.” commented Leslie D. Hale, President and Chief Executive Officer. “Our outperformance relative to the industry continues to underscore the strong positioning of our urban-centric portfolio which is benefiting from steady improvement in business transient demand and increasing international travel, in addition to solid group and healthy urban leisure. Our growth is being further aided by the strong returns we are generating from our conversions and ROI initiatives which bolster our confidence in our next wave of conversions that are on track to be completed this year. We expect our momentum to be driven by positive trends that are disproportionately benefiting urban markets, the continuing ramp up of our completed conversions and our strong balance sheet that provides significant optionality, all of which demonstrate our multiple channels of growth.”

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, Change, and per share amounts)
(unaudited)

	For the three months ended March 31,
	2024	2023	Change
Operational Overview: (1)
Comparable ADR	$198.84	$199.07	(0.1)%
Comparable Occupancy	69.3%	68.5%	1.2%
Comparable RevPAR	$137.88	$136.45	1.0%

Financial Overview:
Total Revenue	$324,410	$314,503	3.1%
Comparable Hotel Revenue	$324,392	$314,488	3.1%

Net Income	$4,746	$10,514	(54.9)%

Comparable Hotel EBITDA	$88,855	$90,926	(2.3)%
Comparable Hotel EBITDA Margin	27.4%	28.9%	(152) bps
Adjusted EBITDA	$79,594	$82,685	(3.7)%

Adjusted FFO	$51,854	$56,080	(7.5)%
Adjusted FFO Per Diluted Common Share and Unit	$0.33	$0.35	(5.7)%
Note:
(1) Comparable statistics reflect the Company's 96 hotel portfolio owned as of March 31, 2024.

Acquisition
During the first quarter of 2024, the Company completed the purchase of the 304-room Wyndham Boston
Beacon Hill for a purchase price of approximately $125 million, which was previously subject to a ground lease that expired in 2028. The Company funded the acquisition with existing cash on hand.

Balance Sheet
As of March 31, 2024, the Company had approximately $1.0 billion of total liquidity, comprising approximately $350.2 million of unrestricted cash and $600.0 million available under its revolving credit facility, and $2.2 billion of debt outstanding.

In April 2024, the Company drew $200.0 million under its $600 million revolving credit facility and utilized the proceeds to repay $200.0 million of maturing mortgage debt.

In April 2024, the Company exercised its options to extend $181.0 million of mortgage loans to April 2025.

Dividends
The Company’s Board of Trustees declared a first quarter cash dividend of $0.10 per common share of beneficial interest of the Company. The dividend was paid on April 15, 2024 to shareholders of record as of March 29, 2024.

The Company's Board of Trustees declared a first quarter cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on April 30, 2024 to shareholders of record as of March 29, 2024.

Outlook
The company is reaffirming its annual outlook for all hotels owned as of May 1, 2024:

FY 2024
Comparable RevPAR Growth	2.5% to 5.5%
Comparable Hotel EBITDA	$395.0M to $425.0M
Adjusted EBITDA	$360.0M to $390.0M
Adjusted FFO per diluted share	$1.55 to $1.75

Additionally, the Company's full year 2024 outlook includes:

•Net interest expense of $91.0 million to $93.0 million.
•Capital expenditures related to renovations in the range of $100.0 million to $120.0 million.
•Diluted weighted average common shares and units of 155.5 million.
•Cash G&A of $35.0 million to $36.0 million.

The Company expects second quarter RevPAR growth to be below the mid-point of the full-year range, due to a soft April.

No future acquisitions, dispositions, financings, or share repurchases are incorporated into the Company's outlook and could result in a material change to the Company's outlook.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 2, 2024 at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and comparable operating statistics, which will be available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust ("RLJ") is a self-advised, publicly traded real estate investment trust that owns 96 premium-branded, rooms-oriented, high-margin, urban-centric hotels located within the heart of demand locations. Our hotels are geographically diverse and concentrated in major urban markets that provide multiple demand generators from business, leisure, and other travelers.

Forward-Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which will be filed on May 2, 2024, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 https://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable.

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	March 31, 2024	December 31, 2023
Assets
Investment in hotel properties, net	$4,249,341	$4,136,216
Investment in unconsolidated joint ventures	7,632	7,398
Cash and cash equivalents	350,237	516,675
Restricted cash reserves	40,721	38,652
Hotel and other receivables, net of allowance of $270 and $265, respectively	26,754	26,163
Lease right-of-use assets	132,276	136,140
Prepaid expense and other assets	82,896	58,051
Total assets	$4,889,857	$4,919,295
Liabilities and Equity
Debt, net	$2,221,833	$2,220,778
Accounts payable and other liabilities	138,634	147,819
Advance deposits and deferred revenue	36,140	32,281
Lease liabilities	120,290	122,588
Accrued interest	12,824	22,539
Distributions payable	22,570	22,500
Total liabilities	2,552,291	2,568,505
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at March 31, 2024 and December 31, 2023	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 155,819,434 and 155,297,829 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1,558	1,553
Additional paid-in capital	3,002,588	3,000,894
Distributions in excess of net earnings	(1,072,125)	(1,055,183)
Accumulated other comprehensive income	24,944	22,662
Total shareholders’ equity	2,323,901	2,336,862
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,220	6,294
Noncontrolling interest in consolidated joint ventures	7,445	7,634
Total noncontrolling interest	13,665	13,928
Total equity	2,337,566	2,350,790
Total liabilities and equity	$4,889,857	$4,919,295
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended March 31,
	2024	2023
Revenues
Operating revenues
Room revenue	$266,630	$260,832
Food and beverage revenue	35,689	33,288
Other revenue	22,091	20,383
Total revenues	324,410	314,503
Expenses
Operating expenses
Room expense	69,386	66,051
Food and beverage expense	28,627	26,137
Management and franchise fee expense	25,655	26,182
Other operating expenses	89,809	82,624
Total property operating expenses	213,477	200,994
Depreciation and amortization	44,679	44,996
Property tax, insurance and other	27,834	24,648
General and administrative	15,105	13,656
Transaction costs	14	20
Total operating expenses	301,109	284,314
Other income, net	3,191	849
Interest income	4,787	3,664
Interest expense	(26,458)	(24,130)
Income before equity in income from unconsolidated joint ventures	4,821	10,572
Equity in income from unconsolidated joint ventures	234	281
Income before income tax expense	5,055	10,853
Income tax expense	(309)	(339)
Net income	4,746	10,514
Net loss (income) attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	2	(17)
Noncontrolling interest in consolidated joint ventures	189	148
Net income attributable to RLJ	4,937	10,645
Preferred dividends	(6,279)	(6,279)
Net (loss) income attributable to common shareholders	$(1,342)	$4,366
Basic per common share data:
Net (loss) income per share attributable to common shareholders - basic	$(0.01)	$0.03
Weighted-average number of common shares	152,970,215	159,483,268
Diluted per common share data:
Net (loss) income per share attributable to common shareholders - diluted	$(0.01)	$0.03
Weighted-average number of common shares	152,970,215	160,143,748
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended March 31,
	2024	2023
Net income	$4,746	$10,514
Preferred dividends	(6,279)	(6,279)
Depreciation and amortization	44,679	44,996
Noncontrolling interest in consolidated joint ventures	189	148
Adjustments related to consolidated joint venture (1)	(46)	(43)
Adjustments related to unconsolidated joint venture (2)	229	237
FFO	43,518	49,573
Transaction costs	14	20
Pre-opening costs (3)	75	222
Amortization of share-based compensation	6,434	5,692
Non-cash interest expense related to discontinued interest rate hedges	482	482
Other expenses (4)	1,331	91
Adjusted FFO	$51,854	$56,080

Adjusted FFO per common share and unit-basic	$0.34	$0.35
Adjusted FFO per common share and unit-diluted	$0.33	$0.35

Basic weighted-average common shares and units outstanding (5)	153,742	160,255
Diluted weighted-average common shares and units outstanding (5)	155,001	160,916
Notes:
(1)Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2)Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4)Represents expenses and income outside of the normal course of operations.
(5)Includes 0.8 million weighted-average operating partnership units for the three month period ended March 31, 2024 and 2023.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2024	2023
Net income	$4,746	$10,514
Depreciation and amortization	44,679	44,996
Interest expense, net of interest income	21,671	20,466
Income tax expense	309	339
Adjustments related to unconsolidated joint venture (1)	335	345
EBITDA and EBITDAre	71,740	76,660
Transaction costs	14	20
Pre-opening costs (2)	75	222
Amortization of share-based compensation	6,434	5,692
Other expenses (3)	1,331	91
Adjusted EBITDA	79,594	82,685
General and administrative	8,671	7,964
Other corporate adjustments	666	470
Consolidated Hotel EBITDA	88,931	91,119
Comparable adjustments - income from sold hotels	(76)	(193)
Comparable Hotel EBITDA	$88,855	$90,926
Notes: Comparable statistics reflect the Company's 96 hotel portfolio owned as of March 31, 2024.
(1)Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3)Represents expenses and income outside of the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except margin data)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended March 31,
	2024	2023
Total revenue	$324,410	$314,503
Other corporate adjustments / non-hotel revenue	(18)	(15)
Comparable Hotel Revenue	$324,392	$314,488

Comparable Hotel EBITDA	$88,855	$90,926

Comparable Hotel EBITDA Margin	27.4%	28.9%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except interest data)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of March 31, 2024 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 7 hotels (4)	3	Apr 2024	Floating	5.94%	200,000
Mortgage loan - 3 hotels (5)	5	Apr 2026	Floating	5.03%	96,000
Mortgage loan - 4 hotels (5)	5	Apr 2026	Floating	5.61%	85,000
Weighted Average / Mortgage Total				5.60%	$406,000

Corporate Debt
Revolver (4)	4	May 2028	Floating	—	$—
$225 Million Term Loan Maturing 2026	3	May 2028	Floating	2.97%	225,000
$200 Million Term Loan Maturing 2026	3	January 2028	Floating	4.82%	200,000
$400 Million Term Loan Maturing 2025	5	May 2025	Floating	4.48%	400,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				4.00%	$1,825,000

Weighted Average / Total				4.29%	$2,231,000
Notes:
(1)The floating interest rate is hedged, or partially hedged, with an interest rate swap.
(2)Interest rates as of March 31, 2024, inclusive of the impact of interest rate hedges.
(3)Excludes the impact of fair value adjustments and deferred financing costs.
(4)As of March 31, 2024, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually. In April 2024, the Company borrowed $200.0 million under the Revolver and utilized the proceeds to repay a $200.0 million maturing mortgage loan, reducing the remaining capacity on the Revolver to $400.0 million.
(5)This mortgage loan provides two one-year extension options, subject to certain conditions. In April 2024, the Company satisfied the conditions required to exercise the first one-year extension option on this mortgage loan to extend the maturity to April 2025, with a second one-year extension option still remaining.